UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 19, 2007

H&R BLOCK, INC.

(Exact name of registrant as specified in charter)

Missouri (State of Incorporation)	1-6089 (Commission File Number)	44-0607856 (I.R.S. Employer Identification Number)

One H&R Block Way, Kansas City, MO 64105

(Address of Principal Executive Offices) (Zip Code)

(816) 854-3000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement

On January 19, 2007, Option One Mortgage Corporation (“OOMC”), Option One Loan Warehouse Corporation (“OOLWC”), and Option One Mortgage Capital Corporation (“OOMCC”) wholly owned subsidiaries of H&R Block, Inc. (the “Company”), entered into the following agreements:

(i)

Second Amended and Restated Sale and Servicing Agreement dated as of January 19, 2007, among OOMC, OOLWC, OOMCC, Option One Owner Trust 2002-3 (the “Trust”), and Wells Fargo Bank, N.A. (“Wells Fargo”) (the “SSA”);

(ii)	Second Amended and Restated Note Purchase Agreement dated as of January 19, 2007, among OOLWC, the Trust and UBS Real Estate Securities Inc. (“UBS”) (the “NPA”); and

(iii)	Indenture dated as of January 19, 2007, between the Trust and Wells Fargo (the “Indenture”).

The SSA, NPA and the Indenture were entered into as part of OOMC’s off-balance sheet financing arrangement with UBS (the “UBS Warehouse Facility”). The UBS Warehouse Facility provides funding totaling $1,500,000,000 for daily non-prime originations through January 18, 2008, subject to various triggers, events or occurrences that could result in earlier termination and bears interest at one-month LIBOR plus additional margin rates. The UBS Warehouse Facility is subject to various OOMC performance triggers, limits and financial covenants, including a tangible net worth ratio, tangible net worth to total required capital ratio, non-warehouse leverage ratio, minimum net income test and cross-default features in which a default under other arrangements to fund daily non-prime originations would trigger a default under the UBS Warehouse Facility. In addition, the UBS Warehouse Facility permits UBS at any time to require the Trust to redeem specified borrowed amounts outstanding under the UBS Warehouse Facility.

Under the UBS Warehouse Facility, non-prime loans originated by OOMC are sold daily to the Trust, which utilizes the UBS Warehouse Facility to purchase the loans. The Trust subsequently sells the loans directly to third-party investors or back to OOMC to pool the loans for securitization, as directed by its third-party beneficial interest holders. The decision to complete a whole loan sale or a securitization is dependent on market conditions. See “Off-Balance Sheet Financing Arrangements” in Item 7 of the Company’s Form 10-K for the fiscal year ended April 30, 2006.

Certain parties to the UBS Warehouse Facility have other relationships with the Company or its affiliates. Affiliates of UBS and Wells Fargo are lending parties pursuant to two $1,000,000,000 five-year revolving credit facilities maintained by Block Financial Corporation (a wholly-owned subsidiary of the Company), as borrower, and the Company, as guarantor, with various lenders.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

Pursuant to the UBS Warehouse Facility, OOMC provides a guarantee up to a maximum of approximately 10% of the aggregate principal balance of mortgage loans held by the Trust before ultimate disposition. This guarantee would be called upon if the sale of mortgage loans did not generate adequate proceeds to satisfy the Trust’s current or ultimate payment obligations. The maximum potential undiscounted amount of future payments that OOMC may be required to make pursuant to this guarantee would be approximately $150,000,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date:	January 25, 2007	By:/s/ Bret G. Wilson
Bret G. Wilson
Vice President and Secretary